UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue, Suite 1300 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Senior Unsecured Notes

General

On March 14, 2025, Walker & Dunlop, Inc. (the “Company”) completed its previously announced offering of $400 million aggregate principal amount of senior unsecured notes due 2033 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 14, 2025 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee.

The Notes bear interest at a fixed rate of 6.625% per annum, accruing from March 14, 2025. Interest is payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2025. The Notes mature on April 1, 2033. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

The Company used the proceeds of the Notes offering, together with the Term Loan (as defined below) proceeds to refinance and reduce the Prior Term Loan (as defined below) and for general corporate purposes.

Redemption

The Company may redeem some or all of the Notes at its option prior to April 1, 2028, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to April 1, 2028, the Company may also redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain public equity offerings of the Company’s common stock at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 60% of the principal amount of all Notes issued under the Indenture remains outstanding immediately after any such redemption, and (ii) the Company makes such redemption not more than 120 days after the consummation of any such equity offering.

The Company may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices: from April 1, 2028 to March 31, 2029, at a redemption price equal to 103.313% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date; from April 1, 2029 to March 31, 2030, at a redemption price equal to 101.656% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the redemption date; and from April 1, 2030 and thereafter, at a redemption price equal to 100.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Certain Covenants

The Indenture contains certain covenants that are binding on the Company and certain of its subsidiaries, including, but not limited to, restrictions (subject to certain exceptions, limitations, and qualifications as set forth in the Indenture) on the ability of the Company and certain of its subsidiaries to make certain restricted payments, declare or pay dividends or make related distributions, make investments, incur indebtedness, merge, consolidate or enter into any similar combination, enter into any asset disposition of all or substantially all assets, or liquidate, wind-up or dissolve, to make asset dispositions, enter into certain transactions with affiliates, create liens on their property, make certain guarantees, or enter into sale and leaseback transactions. Additionally, upon the occurrence of a “Change of Control” (as defined in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Other Terms

The Indenture contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, failure to make an offer to repurchase upon a “Change of Control” and thereafter accept and pay for any Notes tendered when required, failure to perform or observe covenants, cross-defaults with certain other material indebtedness, voluntary or involuntary bankruptcy proceedings and certain judgments.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Amended and Restated Credit Agreement

On March 14, 2025, the Company entered into a senior secured amended and restated credit agreement (the “Credit Agreement”) with the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), sole lead arranger and bookrunner for the Term Loan (as defined below) and joint lead arranger for the Revolving Credit Facility (as defined below), and Bank of America, N.A., as joint lead arranger for the Revolving Credit Facility (as defined below). The Credit Agreement amends and restates the Company’s $800 million term loan, which was governed by that certain Credit Agreement, dated as of December 16, 2021, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 dated as of January 12, 2023, and Amendment No. 2 dated as of May 22, 2024 (the “Prior Term Loan”). The Credit Agreement provides for a $450 million term loan (the “Term Loan”) and a $50 million revolving credit facility (the “Revolving Credit Facility”). At any time, the Company may also elect to request the establishment of one or more incremental term loan facilities and/or one or more incremental revolving credit facilities (any such additional loan, an “Incremental Loan”) in an aggregate principal amount for all such Incremental Loans not to exceed the sum of (i) the greater of $325 million and 100% of Consolidated Adjusted EBITDA (as defined in the Credit Agreement) as of the most recent test period under the Credit Agreement ending on or immediately prior to such date plus (ii) the maximum amount of indebtedness that could be incurred at such time that would not cause the Consolidated Net Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 3.00 to 1.00, subject to certain conditions and receipt of commitments by existing or additional lenders.

The Company used the Term Loan proceeds, together with the proceeds of the Notes, to refinance and reduce the Prior Term Loan and for general corporate purposes, and will use Revolving Credit Facility proceeds for general corporate purposes and working capital, in each case as permitted by the Credit Agreement.

The Company is required to repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments equal to 0.25% of the aggregate principal amount of such Term Loan (subject to certain adjustments for prepayments of the Term Loan) on the last business day of each of March, June, September and December commencing on June 30, 2025. The final principal installment of the Term Loan is required to be paid in full on March 14, 2032 (or, if earlier, the date of acceleration of the Term Loan pursuant to the terms of the Credit Agreement) and will be in an amount equal to the aggregate outstanding principal of the Term Loan on such date (together with all accrued interest thereon). The final outstanding principal amount of the Revolving Credit Loans (as defined in the Credit Agreement) is required to be paid in full on March 14, 2028, together with all accrued but unpaid interest thereon (or, if earlier, the date of acceleration of the Revolving Credit Loans pursuant to the terms of the Credit Agreement).

At the Company’s election, the Term Loan will bear interest at either (i) the Alternate Base Rate (as defined in the Credit Agreement) plus an interest margin of 1.00% or (ii) a Term SOFR Rate (as defined in the Credit Agreement) plus an interest margin of 2.00%, in each case, with a reduction of 0.25% if the Company’s Consolidated Corporate Leverage Ratio (as defined in the Credit Agreement) is equal to or less than 2.00 to 1.00. The loans under the Revolving Credit Facility will bear interest at a rate equal to, at the Company’s option, either: (A) the Alternate Base Rate plus an interest margin of 0.75%, (B) a Term SOFR Rate plus an interest margin of 1.75%, or (C) Daily Simple SOFR (as defined in the Credit Agreement) plus an interest margin of 1.75%.  The Revolving Credit Facility will be subject to a commitment fee equal to 0.25% per annum of the daily undrawn portion of the commitments thereunder. The Company will also be required to pay customary letter of credit and agency fees under the Credit Agreement.

The obligations of the Company under the Credit Agreement are guaranteed by Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC, Walker & Dunlop Capital, LLC, W&D BE, Inc., and Walker & Dunlop Investment Sales, LLC, each of which is a direct or indirect wholly owned subsidiary of the Company (the “Guarantors” and, together with the Company, the “Loan Parties”), pursuant to that certain Amended and Restated Guarantee and Collateral Agreement entered into on March 14, 2025 among the Loan Parties and the Agent (the “Guarantee and Collateral Agreement”), which amends and restates in its entirety the Guarantee and Collateral Agreement, dated as of December 16, 2021, entered into in connection with the Prior Term Loan. Subject to certain exceptions and qualifications contained in the Credit Agreement, the Company is required to cause any newly created or acquired subsidiary, unless such subsidiary has been designated as an Excluded Subsidiary (as defined in the Credit Agreement) by the Company in accordance with the terms of the Credit Agreement, to guarantee the obligations of the Company under the Credit Agreement and become a party to the Guarantee and Collateral Agreement. The Company may designate a newly created or acquired subsidiary as an Excluded Subsidiary so long as certain conditions and requirements provided for in the Credit Agreement are met. In addition, under the Guarantee and Collateral Agreement, the obligations of the Loan Parties under and in respect of the Credit Agreement are secured by each Loan Party’s equity interest in direct or indirect subsidiaries owned on the date of the Credit Agreement (excluding Excluded Subsidiaries) and certain other assets and personal property of the Loan Parties other than Excluded Assets (as defined in the Guarantee and Collateral Agreement). Collateral with respect to any Permitted Funding Indebtedness (as defined in the Credit Agreement) and Agency Repurchase Indebtedness (as defined in the Credit Agreement) is not included in the collateral securing the Credit Agreement, provided that in no event shall such collateral include (a) any right to payments owed to any Loan Party under any of the Servicing Contracts (as defined in the Credit Agreement) or (b) any MSR Assets (as defined in the Credit Agreement), other than such rights to payment and MSR Assets relating to loans included in such collateral.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Loan Parties to incur indebtedness, to create liens on their property, to make investments, to merge, consolidate or enter into any similar combination, or enter into any asset disposition of all or substantially all assets, or liquidate, wind-up or dissolve, to make asset dispositions, to declare or pay dividends or make related distributions, to enter into certain transactions with affiliates, to enter into any negative pledges or other restrictive agreements, and to engage in any business other than the business of the Loan Parties as of the date of the Credit Agreement and business activities reasonably related or ancillary thereto, or to amend certain material contracts.

In addition, the Credit Agreement contains a financial covenant requiring the Company not to permit its Asset Coverage Ratio (as defined in the Credit Agreement) to be less than 1.50 to 1.00, tested quarterly.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, failure of the Credit Agreement or other loan documents to be valid and binding, and certain ERISA events and judgments.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Some of the lenders under the Credit Agreement and the Guarantee and Collateral Agreement and their affiliates have various relationships with the Loan Parties involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust, hedging and other services. In addition, certain subsidiaries of the Company have entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Amendment to Master Repurchase Agreement

On March 14, 2025, the Company and Walker & Dunlop, LLC (“WDLLC”), as seller (the “Seller”), entered into that certain Consent and Amendment (the “Repurchase Agreement Amendment”) with JPMorgan Chase Bank, N.A. (the “Buyer”). The Repurchase Agreement Amendment amends that certain Master Repurchase Agreement, dated as of August 26, 2019 (as previously amended, the “Repurchase Agreement”), by and among the Company, WDLLC, and the Buyer to, among other things, permit WDLLC to enter into the Guarantee and Collateral Agreement and to guarantee the Notes. The Company continues to guarantee the Seller’s obligations under the Repurchase Agreement, as amended by the Repurchase Agreement Amendment.

The foregoing description of the Repurchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Repurchase Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The Buyer and its affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including another credit facility under which the Company is a borrower and investment banking.

Amendment to Second Amended and Restated Warehousing Credit and Security Agreement

On March 14, 2025, the Company and WDLLC, as borrower, entered into that certain Consent and Amendment (the “Warehousing Agreement Amendment”) with PNC Bank, National Association, as lender (“PNC”). The Warehousing Agreement Amendment amends that certain Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 11, 2017, as previously amended, by and among WDLLC, the Company and PNC to, among other things, permit WDLLC to enter into the Guarantee and Collateral Agreement and to guarantee the Notes.

The foregoing description of the Warehousing Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Warehousing Agreement Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

PNC and its affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including cash management, trust and other services. In addition, affiliates of the Company have entered into forward delivery commitments and other derivative arrangements in the ordinary course of business with PNC and its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Indenture, dated as of March 14, 2025, by and among Walker & Dunlop, Inc., the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee.
10.1*	Amended and Restated Credit Agreement, dated as of March 14, 2025, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein and JPMorgan Chase Bank, N.A., as administrative agent.
10.2*	Amended and Restated Guarantee and Collateral Agreement, dated as of March 14, 2025, by and among Walker & Dunlop, Inc., as borrower, certain subsidiaries of Walker & Dunlop, Inc., as subsidiary guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.
10.3	Consent and Amendment, dated as of March 14, 2025, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., and JPMorgan Chase Bank, N.A.
10.4	Consent and Amendment, dated as of March 14, 2025, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., and PNC Bank, National Association, as lender.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*The exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: March 14, 2025	By:	/s/ Gregory A. Florkowski
Gregory A. Florkowski
Executive Vice President and Chief Financial Officer